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                                    FORM OF

                            CERTIFICATE OF AMENDMENT

                                     TO THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                              CCW ACQUISITION CORP.

                           ---------------------------


               CCW ACQUISITION CORP., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

               FIRST: That the following resolutions were duly adopted by the Board of Directors of the Corporation, setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring such amendment to be advisable and directing that such amendment be submitted to the stockholders of the Corporation for their approval. The resolutions are as follows:

               "RESOLVED, that there is hereby adopted an amendment to the Corporation's Certificate of Incorporation pursuant to which the name of the Corporation shall be changed to "Centennial Cellular Corp." effective upon the filing of the Certificate of Merger, and, in connection with such change, Article FIRST of the Corporation's Certificate of Incorporation shall be amended to read in its entirety as follows:

               'FIRST:  The name of the Corporation is
                             Centennial Cellular Corp.'

               RESOLVED, that in connection with the Merger, and as further contemplated by the Merger Agreement, there is hereby adopted an amendment to the Corporation's Certificate of Incorporation pursuant to which the authorized capital stock of the Corporation shall be changed from 1,000 shares, consisting entirely of Common Stock, par value $.01 per share ("Common Stock"), to 15,000,000 shares, consisting entirely of Common Stock, and, in connection with such change, Article FOURTH of the Corporation's Certificate of Incorporation shall be amended to read in its entirety as follows:






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               'FOURTH: The total number of shares of stock which the
        Corporation shall have authority to issue is 15,000,000 shares, par value $.01 per share. All such shares shall be of one class and shall be designated Common Stock.'

               FURTHER RESOLVED, that the Board of Directors of the Corporation hereby declares that the foregoing amendment to the Corporation's Certificate of Incorporation is desirable and in the best interests of the Corporation, and hereby recommends that the amendment be submitted to the stockholders of the Corporation for their approval pursuant to
        Section 242(b) of the General Corporation Law of the State of Delaware."

               SECOND: That thereafter the amendment to the Restated Certificate of Incorporation of the Corporation effected by this Certificate was duly authorized by the affirmative vote of the holders of not less than a majority of the outstanding shares of capital stock of the Corporation entitled to vote thereon, after having been declared advisable by the Board of Directors of the Corporation, all in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.





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               IN WITNESS WHEREOF, CCW ACQUISITION CORP. has caused this
Certificate to be signed by Thomas E. McInerney, its President, who hereby acknowledges under penalties of perjury that the facts herein stated are true and that this Certificate is his act and deed, as of the ___ day of December 1998.

                                       CCW ACQUISITION CORP.




                                       By _____________________________________
                                          Thomas E. McInerney,
                                          President




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                          CERTIFICATE OF INCORPORATION

                                       OF

                              CCW ACQUISITION CORP.

                                  -------------

                  FIRST:  The name of the Corporation is:

                                      CCW Acquisition Corp.

                  SECOND: The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is Corporation Service Company.

                  THIRD: The purposes for which the Corporation is formed are to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

                  FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares, par value $.01 per share. All such shares shall be of one class and shall be designated Common Stock.

                  FIFTH: The name and mailing address of the sole incorporator of the Corporation are as follows:

                                                Karen C. Wiedemann
                                               45 Rockefeller Plaza
                                             New York, New York  10111



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                  SIXTH: In furtherance and not in limitation of the powers
conferred by the laws of the State of Delaware, the Board of Directors of the Corporation is expressly authorized and empowered to make, alter or repeal the By-laws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any By-law made by the Board of Directors.

                  SEVENTH: The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation; and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.

                  EIGHTH: (1) The Corporation shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities and other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

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                  (2) No person shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit.

                  IN WITNESS WHEREOF, the undersigned, being the incorporator hereinabove named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this Certificate, hereby declaring, certifying and acknowledging under penalties of perjury that the facts herein stated are true and that this Certificate is her act and deed, and accordingly has hereunto set her hand, as of the 29th day of June, 1998.


                                                       /s/ Karen C. Wiedemann
                                                    ----------------------------
                                                          Karen C. Wiedemann
                                                          Incorporator

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